UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 23, 2007

Date of Report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip code)

(610) 676-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Thursday, October 25, 2007, SEI Investments Company issued a press release announcing its financial and operating results for the third quarter ended September 30, 2007. A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 8.01.	Other Events.

On Tuesday, October 23, 2007, the Company issued a press release announcing the Company’s Board of Directors has approved an increase in the Company’s stock repurchase program by an additional $100 million. A copy of the press release is furnished as Exhibit 99.2 and incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 2.02, Item 8.01, Exhibit 99.1 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 25, 2007 of SEI Investments Company announcing its financial and operating results for the third quarter ended September 30, 2007.

99.2	Press Release dated October 23, 2007 of SEI Investments Company announcing an increase in the Company’s stock repurchase program by an additional $100 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: October 25, 2007	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 25, 2007 of SEI Investments Company announcing its financial and operating results for the third quarter ended September 30, 2007.

99.2	Press Release dated October 23, 2007 of SEI Investments Company announcing an increase in the Company’s stock repurchase program by an additional $100 million.